SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2001

               iGENISYS, INC.
(Exact name of registrant as specified in its charter)
Colorado (State or other jurisdiction of incorporation or organization)	0-31871 (Commission file number)	84-1485196 (IRS Employer Identification No.

3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (720) 570-2050

_______________________________________________________
(Former name or former address, if changed since last report)

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

       Effective December 14, 2001, the Company's Board of Directors approved a change in the Company's independent accountant. The independent account who was dismissed and had been previously engaged as the principal accountant to audit the Company's financial statements was Gelfond Hochstadt Pangburn, P.C. Gelfond Hochstadt Pangburn, P.C.'s reports covered the years ended March 31, 2001 and March 31, 2000. The financial statements of the Company for the periods reported on by Gelfond Hochstadt Pangburn, P.C. did not contain any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of Gelfond Hochstadt Pangburn, P.C. contained a going concern qualification. In connection with the audits of the Company's financial statements for the fiscal years ended March 31, 2001 and 2000, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Gelfond Hochstadt Pangburn, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Gelfond Hochstadt Pangburn, P.C., would have caused Gelfond Hochstadt Pangburn, P.C. to make reference to the matter in their report. Gelfond Hochstadt Pangburn, P.C. has not reported on financial statements for any subsequent interim periods after March 31, 2001.

       The Company has retained the accounting firm of Schumacher and Associates, Inc. to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Schumacher and Associates, Inc. had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Schumacher and Associates, Inc. was effective on December 14, 2001.

       The Company has requested that Gelfond Hochstadt Pangburn, P.C. furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 7:       EXHIBITS
(a)	Exhibit
Item	Title
18.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Gelfond Hochstadt Pangburn, P.C., former accountants to the Company.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGENISYS, INC.
	Date: March 8, 2002	By: /s/ J. Daniel Bell J. Daniel Bell, President